2007 SLA $3.5MM Loan

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is made as of September 1, 2012, by and between STRATUS PROPERTIES INC., a Delaware corporation having an address of 98 San Jacinto Boulevard, Suite 220, Austin, TX 78791 (“Borrower”), and AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation having an address at c/o Nuveen Asset Management, 901 Marquette Avenue, Suite 2900, Minneapolis, MN 55402 (“Investor”).

R E C I T A L S:

WHEREAS, Investor holds the lender's interest in that certain “Loan” and other “Loan Documents” as defined and described in that certain Loan Agreement dated as of June 1, 2007 between Borrower and Holliday Fenoglio Fowler, L.P., a Texas limited partnership (“Lender”) (as modified by a Loan Modification Agreement dated as of March 31, 2010, the “Loan Agreement”).

WHEREAS, Borrower is liable for the payment and performance of all of Borrower's obligations under the “Note” (as defined in the Loan Agreement) in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) and the other Loan Documents.

WHEREAS, Borrower and Investor desire to modify certain terms contained in the Note and Loan Agreement, and to reaffirm the Loan, as modified by this Agreement.

A G R E E M E N T:

In consideration of the foregoing premises and the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and Borrower agree as follows.

ARTICLE I

1.1    Definitions. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Loan Agreement. This Agreement shall be a Loan Document and all references to the “Note” in the Loan Documents shall be to the Note as amended by this Agreement.

ARTICLE II

MODIFICATION OF THE NOTE

2.1    Interest Rate. Effective as of the date of this Agreement, Section 2 of the Note is hereby amended and restated to read as follows:

“2.    Interest Rate. The outstanding principal balance hereof shall bear interest at the rate of seven and twenty-five one hundredths percent (7.25%) per annum (hereinafter referred to as the “Regular Rate”). Interest shall be computed on the basis of a 360-day year, but shall be charged on the actual number of days principal remains unpaid.”

2.2    Extension of Maturity Date. The Maturity Date (as defined in Section 5.(a) of the Note) shall be extended; accordingly the stated Maturity Date in the Note of December 31, 2012 is hereby amended so that the Maturity Date for the Note shall be December 31, 2015.

2.3    Prepayments. Effective as of the date of this Agreement, Section 8 of the Note is hereby amended and restated to read as follows:

“8.    Prepayment Privilege. The indebtedness evidenced hereby may be prepaid in accordance with the provisions of this Section, the express provisions of the Loan Agreement, and not otherwise.

(a)    Prior to December 31, 2012, this Note may not be prepaid, except as may be expressly provided for in the Loan Agreement.

(b)    Beginning on January 1, 2013, Borrower may prepay this Note in whole or in part, subject to subsection 8(c) below, provided such prepayment is accompanied by a reinvestment charge (hereinafter referred to as the “Reinvestment Charge”). The Reinvestment Charge shall be an amount equal to (i) two percent (2.0%) of the principal amount prepaid with respect to prepayments made between January 1, 2013 and December 31, 2013, (ii) one percent (1.0%) of the principal amount prepaid with respect to prepayments made between January 1, 2014 through December 31, 2014, and (iii) zero percent (0%) of the principal amount prepaid with respect to prepayments made after December 31, 2014.

(c)    Notwithstanding the above, the Borrower shall not prepay a portion of this Note in an amount that would result in the remaining principal balance being less than $500,000 (but this shall not limit the Borrower's right to prepay the whole amount of this Note).

LOAN MODIFICATION
2007 SLA $3.5M LOAN

(d)    Any prepayment shall be made only upon not less than fifteen (15) days' advance written notice to the Lender.”

2.4    Effective Date. The modifications of the Note contained in this Article II shall only be effective from and after September 1, 2012 and are not intended to affect the terms of the Note in effect prior to such date.

ARTICLE III

MISCELLANEOUS

3.1    No Other Amendments Intended. Except as specifically provided herein, no other amendment of the Loan Documents is intended and all other terms and conditions of the Note, the Loan Agreement and any other Loan Documents shall remain in full force and effect and shall not be modified or released in any way by this Agreement. This Agreement amends the Note and is not in payment or substitution thereof. Borrower hereby ratifies and reaffirms all of Borrower's obligations under the Note, the Loan Agreement and all of the other Loan Documents as amended hereby.

3.2    No Impairment of Lien. Nothing in this Agreement shall affect the lien of any of the Loan Documents or the priority of any such liens, nor release or change the liability of any party who may now be or after the date of this Agreement, become liable, primarily or secondarily, under the Loan Documents.

3.3    Representations and Warranties of Borrower.

(a)    Representations and Warranties in Loan Documents. The representations and warranties of Borrower contained in the other Loan Documents, as amended hereby, are true and correct in all material respects as of the date first written above (as if such representations and warranties were made effective as of the date first written above).

(b)    Power to Perform. Borrower has the power, under its organizational documents, to enter into this Agreement and to perform the obligations required to be performed by Borrower under the terms hereunder.

(c)    Due Authorization. The execution, delivery and performance by Borrower of this Agreement have been duly authorized by all necessary action on the part of Borrower. This Agreement has been duly executed and delivered by Borrower and, assuming the due execution and delivery of this Agreement by Investor, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability

LOAN MODIFICATION
2007 SLA $3.5M LOAN

may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally. No registration with, or consent or approval of, or notice to, or other action by, (i) any trustee or holder of any indebtedness or obligation of Borrower or (ii) any other person for the execution, delivery and performance of this Agreement by Borrower is required or, if required, such registration has been made, such consent, approval or notice given or such other appropriate action taken.

3.4    Miscellaneous.

(a)    Jurisdiction. This Agreement shall be construed according to and governed by the laws of the state of Minnesota.

(b)    Severability; Counterparts. If any provision of this Agreement is adjudicated to be invalid, illegal or enforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

(c)    Notices. All notices given pursuant to this Agreement must be in writing and will be effectively given if personally delivered or, if mailed, postage prepaid, certified or registered mail, return receipt requested, to the addresses of Investor and Borrower first set forth above or to such other address as any party subsequently may designate in writing.

(d)    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by Borrower without the prior written consent of Investor. This Agreement may be assigned by Investor in connection with an assignment of the Loan without any required notice to Borrower.

(e)    Costs; Fee; Further Assurances. Borrower agrees to pay Investor's out-of-pocket expenses in connection with the preparation of this Agreement and any related expenses, including without limitation, reasonable attorneys' fees. In addition, Borrower agrees to execute such other instruments as may be reasonably required by Investor to evidence or facilitate the agreements set forth herein.

[The remainder of this page was intentionally left blank.]

LOAN MODIFICATION
2007 SLA $3.5M LOAN

LOAN MODIFICATION AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BORROWER:
STRATUS PROPERTIES INC., a Delaware corporation
By:	/s/ Erin D. Pickens
Name:	Erin D. Pickens
Title:	Senior Vice President and Chief Financial Officer

INVESTOR:
AMERICAN STRATEGIC INCOME PORTFOLIO INC.-II, a Minnesota corporation
By:	/s/ David A. Yale
Name:	David A. Yale
Title:	Vice President

LOAN MODIFICATION
2007 SLA $3.5M LOAN

5